EXHIBIT 23.1


                          INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in this Registration Statement of iSecureTrac Corp. on Form S-8 of our report, dated January 23, 2004, included in and incorporated by reference in the Annual Report of Form 10-KSB of iSecureTrac Corp. for the year ended December 31, 2003.

/s/ McGladrey & Pullen, LLP

McGladrey & Pullen, LLP
Kansas City, MO

April 12, 2004